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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):   December 5, 2000
                                                         ------------------



                                  KNOLL, INC.

   A Delaware Corporation     Commission File No.      I.R.S. Employer No.
                                   001-12907               13-3873847

                               1235 Water Street
                           East Greenville, PA 18041
                        Telephone Number (215) 679-7991


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Item 5.  Other Events and Regulation FD Disclosure
--------------------------------------------------

On December 5, 1999, Knoll, Inc. issued a press release announcing (i) the resignation of John H. Lynch, chief executive officer, effective April 2001 and (ii) the promotions of Andrew B. Cogan to the position of chief executive officer, Knoll, Inc., and Kathleen G. Bradley to president and chief executive officer, Knoll North America effective April 2001. The press release was as follows:


John H. Lynch Steps Down as CEO of Knoll, Inc.:
-----------------------------------------------
Andrew Cogan and Kass Bradley to Lead Company
---------------------------------------------

EAST GREENVILLE, PA, December 5, 2000--Knoll, Inc. the global manufacturer of office furnishings, announced today the resignation of John H. Lynch, chief executive officer, effective April 2001. Mr. Lynch will remain on the board of directors of Knoll, Inc.

Simultaneously, the company announced the promotions of Andrew B. Cogan to the position of chief executive officer, Knoll, Inc., and Kathleen G. Bradley to president and chief executive officer, Knoll North America. They assume their new roles in April 2001.

Mr. Cogan currently holds the title of chief operating officer of Knoll, Inc., a role he assumed in December 1999. Since joining Knoll in 1989, he has held a number of senior positions in marketing, design and product development.

Ms. Bradley joined Knoll in 1979 and was promoted to president, Knoll, Inc. in December 1999. She has held a variety of senior sales and management positions at Knoll, and served as executive vice president of sales, distribution and customer resources prior to being named president.

"Andrew and Kass will provide outstanding leadership for Knoll. They have earned the respect and admiration of every Knoll associate and dealer," says Lynch. "Having worked very closely with Andrew and Kass the past seven years, I believe them to be two of the best managers and leaders I have ever known. During this time period, Knoll has grown from approximately $500 million in revenues to nearly $1.2 billion this year."

Mr. Lynch joined Knoll as vice chairman of the board in April 1994, subsequently served as president and was elected chief executive officer in January 1997. Prior to joining the company, Mr. Lynch was a partner in BGI, a consulting company and an associate dean at the Harvard Business School.

Burton B. Staniar, Knoll chairman, says, "John's exceptional business skills, growth strategies and leadership abilities have been instrumental to Knoll's phenomenal success. Throughout his tenure at Knoll, John has acted with humanity and humility, and we are all honored to have had the opportunity to work with him."


                                    # # # #


Contact:  Coco Kim 212 343-4009


This press release contains statements that are forward looking. These forward-looking statements are based largely on the company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the company's control. Actual results could differ materially from the forward-looking statements as a result of many factors, including, but not limited to, acceptance of the


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company's new products, growth rates of the office systems category, demand for high quality, well designed product solutions, changes in the competitive marketplace and changes in the trends in the market for office furniture. Refer to the company's Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission for further discussion of the certain risks and uncertainties affecting the company. In light of the risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will, in fact, transpire.


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                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              KNOLL, INC.


Date:  December 8, 2000                       By:  /s/ Barry L. McCabe
                                                   -----------------------
                                                    Barry L. McCabe
                                                    Senior Vice President
                                                    Treasurer and Controller


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